UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 23, 2006
PIKE ELECTRIC CORPORATION (Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pike Way
Mount Airy, NC 27030
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (336) 789-2171
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 23, 2006, Stuart Janney, III resigned from the Company's board of directors.  Mr. Andrew J. Schindler has been elected to the Company's board of directors effective January 23, 2006.  Mr. Schindler was also appointed to the audit committee, compensation committee and the nominating and governance committee of the board of directors, which will result in a majority of independent directors on these committee in accordance with NYSE Rule 303A.

Mr. Schindler, age 61, is former chairman, chief executive and president of R.J. Reynolds Tobacco Holdings Inc., the second-largest cigarette company in the United States. He joined R.J. Reynolds Industries Inc. in 1974. After a series of positions of increasing responsibility he was named director of manufacturing for Nabisco Foods Co. in 1987. Returning to R.J. Reynolds Tobacco in 1988 as vice president of personnel, Mr. Schindler moved to operations the following year and in 1994 was named president and COO. The next year, he became president and CEO and in 1999 he was named chairman, president and CEO of R.J. Reynolds Tobacco Holdings Inc.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description
99.1	Press Release dated January 23, 2006, issued by Pike Electric Corporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: January 23, 2006	By:	/s/ Mark Castaneda
Name: Mark Castaneda
Title: Chief Financial Officer

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description
99.1	Press Release dated January 23, 2006, issued by Pike Electric Corporation.